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                PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES


EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference (1) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-93603),
(2) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34904) pertaining to the 1990 Provident Financial Group, Inc. Employee Stock Purchase Plan, (3) in the Registration Statement (Form S-8 No. 33-90792) pertaining to the Provident Financial Group, Inc. Retirement Plan, (4) in the Registration Statements (Form S-8 No. 33-51230 and Form S-8 No. 33-62707) pertaining to the 1992 Outside Directors' Stock Option Plan and the 1992 Advisory Directors' Stock Option Plan, (5) in the Registration Statement (Form S-8 No. 333-96503 and Form S-8 No. 333-55698) pertaining to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan, Fidelity Federal Savings Bank 1992 Stock Incentive Plan, Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan, and OHSL Financial Corp. 1992 Stock Option and Incentive Plan, (6) in the Registration Statement (Form S-3 No. 333-67754) pertaining to the Dividend Reinvestment Plan, (7) Provident Financial Group, Inc. 1988 Stock Option Plan, (8) Provident Financial Group, Inc. 1996 Non-Executive Officer Stock Option Plan, (9) Provident Financial Group, Inc. 1997 Stock Option Plan, (10) Provident Financial Group, Inc. 2000 Stock Option Plan, (11) Provident Financial Group, Inc. Deferred Compensation Plan, and (12) Provident Financial Group, Inc. 2002 Outside Directors Stock Option Plan of our report dated January 17, 2004 except for Note 24, as to which the date is February 17, 2004, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.





                                                  /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
March 9, 2004